EXHIBIT 99.1

Cleco Corporation
2030 Donahue Ferry Road
PO Box 5000
Pineville, LA 71361-5000
Tel 318 484-7400
www.cleco.com

NEWS RELEASE

Investor Contacts:	Media Contact:
Cleco Corporation:	Cleco Corporation:
Ryan Gunter	Fran Phoenix
(318) 484-7724	(318)484-7467
Rodney Hamilton
(318) 484-7593

For Immediate Release

Cleco Corp. Posts 2008 Third-Quarter Net Income of $37.1 Million

Cleco reaffirms 2008 earnings guidance of $1.60 to $1.70 per share

PINEVILLE, La., Nov. 5, 2008 – Cleco Corp. (NYSE: CNL) reported today 2008 third-quarter net income applicable to common stock of $37.1 million, down $30.9 million from the $68.0 million recorded in the third quarter of 2007.  Included in third-quarter 2007 net income was a $24.1 million gain from the Acadia settlement with Calpine.

On an earnings per share basis, Cleco recorded earnings of $0.62 per diluted share for the quarter, down $0.51 per share from the $1.13 per share recorded in the third quarter of 2007.  The Acadia settlement contributed a net $0.41 per share to earnings in the third quarter of 2007.

For the nine months ended Sept. 30, 2008, net income applicable to common stock was $88.6 million, or $1.47 per diluted share, down $0.87 per share from the $2.34 per share for the same period in 2007.  Included in the first nine months of 2007 was $0.41 per share from the Acadia settlement and $0.81 per share from the Calpine bankruptcy claim.

“Although the credit markets are tight and the global economy as a whole has weakened, the fundamentals of Cleco’s core business remain strong, and we are still on target to meet our financial goals for the year,” said Mike Madison, president and CEO of Cleco Corp.  “Since our last earnings update, we’ve recovered from Hurricanes Gustav and Ike and have reached an agreement with the Louisiana Public Service Commission (LPSC) on the handling of the storm restoration costs.  We also completed the fuel off-loading facility for our Rodemacher Unit 3, an important milestone in our largest solid-fuel generation project ever.  Our storm cost recovery plan, Rodemacher Unit 3 project and other major initiatives are discussed in detail in our strategic update later in this release.”

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Consolidated Diluted Earnings Per Share Allocated to Subsidiaries
	Diluted EPS
	Three Months Ended Sept. 30,
Subsidiary	2008	2007
Cleco Power LLC	$0.51	$0.57
Cleco Midstream Resources LLC (excluding 2007 gain from Acadia settlement, net of impairment on investment)	0.08	0.10
Corporate and Other[1]	0.03	0.05
Earnings excluding Acadia net gain	$0.62	$0.72
Gain from Acadia settlement, net of impairment on investment	-	0.41
Earnings applicable to common stock	$0.62	$1.13

1Includes dividends on preferred stock

Results for Third-Quarter 2008:

Major Reconciling Items for Third-Quarter EPS 2008 vs. 2007:

$1.13	2007 Third-Quarter Diluted EPS
(0.62)	Absence of 2007 gain from Acadia settlement preferred distribution (equity income)
(0.26)	Absence of 2007 gain from Acadia settlement guaranteed payment (other income)
0.47	Absence of 2007 impairment of investment in Acadia (equity income)
$0.72

(0.03)	Lower Cleco Power non-fuel revenue, net
(0.01)	Lower storm surcharge collections
(0.04)	Losses on energy hedging, net
(0.14)	Higher Cleco Power expenses
0.16	Higher Cleco Power AFUDC (allowance for funds used during construction)
(0.02)	Lower Cleco Midstream results (excluding 2007 gain from Acadia settlement)
(0.02)	Lower corporate results
$0.62	2008 Third-Quarter Diluted EPS

Cleco Power’s 2008 third-quarter earnings - down $0.06 per share in the quarter-to-quarter comparison

•
Kilowatt-hour sales were $0.05 per share lower compared with last year’s results.  Lower retail sales resulted in a $0.06 per share decrease in results, partially offset by a $0.01 per share increase in wholesale customer revenue.  Kilowatt-hour sales for the third quarter of 2008 were down 5.7 percent from the same period a year ago largely due to extended hurricane-related outages and cooler weather.  Cooling-degree days for the quarter were 5.0 percent above normal, but 3.8 percent below third-quarter 2007 levels.

(Million kWh)	For the three months ended Sept. 30,
	2008	2007	Change
Electric Sales
Residential	1,144	1,170	(2.22)%
Commercial	721	733	(1.64)%
Industrial	762	786	(3.05)%
Other retail	36	35	2.86%
Total retail	2,663	2,724	(2.24)%
Sales for resale	153	165	(7.27)%
Unbilled	(134)	(44)	(204.55)%
Total retail and wholesale customer sales	2,682	2,845	(5.73)%

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•	Transmission and miscellaneous revenue increased $0.02 per share quarter over quarter.

•	Storm surcharge collections were down $0.01 per share due to the issuance of storm recovery bonds in March 2008.

•	Mark-to-market and realized losses on energy hedging positions tied to a fixed-price wholesale contract were $0.04 per share higher as compared to the same period of 2007.

•
Interest expense increased $0.08 per share compared to last year’s results.  Of that, $0.05 per share was due to higher interest on solid-waste disposal bonds and senior notes, $0.02 per share was related to the senior secured storm recovery bonds, and $0.03 per share related to the carrying cost of the tax benefits of Hurricanes Katrina and Rita storm damage costs, partially offset by $0.02 per share of lower interest related to draws against Cleco Power’s credit facility.

•	Adjustments/true-ups related to income taxes reduced earnings by $0.07 per share.

•	Other expenses were $0.01 per share lower compared to the same period last year.

•
AFUDC, primarily associated with the Rodemacher Unit 3 project, contributed an additional $0.16 per share as compared to the third quarter of 2007.  The equity portion of AFUDC associated with the Rodemacher Unit 3 project was up $0.14 per share, while the debt portion of AFUDC contributed $0.02 per share more than in the third quarter of 2007.

Cleco Midstream Resources’ results for third-quarter 2008, excluding the 2007 gain from the Acadia settlement, net of impairment on investment – down $0.02 per share in the quarter-to-quarter comparison

Evangeline was down $0.03 per share for the third quarter of 2008 compared to the same period a year ago, primarily due to higher maintenance expenses and write-offs of obsolete equipment, both related to an unplanned 2008 outage.  Excluding the 2007 gain from the Acadia settlement and impairment of investment, Acadia had lower losses of $0.01 per share compared to the same period last year due to $0.04 per share of lower interest paid to the holding company, partially offset by $0.03 per share for a break-up fee paid to Acadia Power Holdings (APH) in 2007 related to the sale of Calpine’s interest in the Acadia project.

Other
Corporate earnings decreased $0.02 per share in the quarter-to-quarter comparison, primarily due to $0.04 per share of lower affiliate interest received from Acadia, $0.01 per share of lower interest income, and $0.02 per share reduction in the cash surrender values of corporate life insurance policies.  These decreases were partially offset by $0.02 per share of lower interest expense related to the May 2008 repayment of $100 million of corporate debt and $0.03 per share of adjustments/true-ups related to income taxes.

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Consolidated Diluted Earnings Per Share Allocated to Subsidiaries
	Diluted EPS
	Nine Months Ended Sept. 30,
Subsidiary	2008	2007
Cleco Power LLC	$1.51	$1.09
Cleco Midstream Resources LLC (excluding 2007 gains from the Calpine bankruptcy claim, net, and Acadia settlement, net of impairment on investment)	(0.05)	(0.13)
Corporate and Other[1]	0.01	0.16
Earnings excluding Acadia net gain	$1.47	$1.12
Gain from Calpine bankrupcty claim, net	-	0.81
Gain from Acadia settlement, net of impairment on investment	-	0.41
Earnings applicable to common stock	$1.47	$2.34

1Includes dividends on preferred stock

Results for Nine Months ended Sept. 30, 2008:

Major Reconciling Items for Nine Months ended Sept. 30, EPS 2008 vs. 2007:

$2.34	Nine Months ended Sept. 30, 2007 Diluted EPS
(0.81)	Absence of 2007 gain from Calpine bankruptcy claim (equity income)
(0.62)	Absence of 2007 gain from Acadia settlement preferred distribution (equity income)
(0.26)	Absence of 2007 gain from Acadia settlement guaranteed payment (other income)
0.47	Absence of 2007 impairment of investment in Acadia (equity income)
$1.12

0.04	Higher Cleco Power non-fuel revenue
(0.03)	Lower storm surcharge collections
(0.06)	Higher Cleco Power expenses
(0.01)	Conversion of ESOP preferred shares to common shares
0.48	Higher Cleco Power AFUDC
0.08	Lower Cleco Midstream losses (excluding gains from the Calpine bankruptcy claim and Acadia settlement, net of impairment of investment)
(0.15)	Lower corporate results
$1.47	Nine Months ended Sept. 30, 2008 Diluted EPS

Cleco Power’s Nine Months ended Sept. 30, 2008 earnings - up $0.42 per share year over year

•
Revenue from wholesale customers added $0.03 per share compared to last year’s results while other retail sales were down $0.02 per share compared to last year’s results.  Lower retail sales generally resulted from milder winter weather and extended hurricane-related outages.  Heating-degree days for the period were lower than 2007 levels by 9.5 percent.

(Million kWh)	For the nine months ended Sept. 30,
	2008	2007	Change
Electric Sales
Residential	2,789	2,789	-
Commercial	1,874	1,869	0.27%
Industrial	2,177	2,255	(3.46)%
Other retail	101	102	(0.98)%
Total retail	6,941	7,015	(1.05)%
Sales for resale	327	384	(14.84)%
Unbilled	12	67	(82.09)%
Total retail and wholesale customer sales	7,280	7,466	(2.49)%

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•	Transmission and miscellaneous revenue increased $0.03 per share year over year.

•	Storm surcharge collections were down $0.03 per share due to the issuance of storm recovery bonds in March 2008.

•
Interest expense increased $0.11 per share year over year.  The increase resulted from $0.09 per share of higher interest on solid-waste disposal bonds and senior notes, $0.05 per share on the storm recovery bonds, and $0.04 per share related primarily to the carrying cost of the tax benefits of Hurricanes Katrina and Rita storm damage costs.  These increases were partially offset by a $0.05 per share true-up of lower interest expense related to the storm damage surcredit and $0.02 per share of lower interest related to the repayment of medium-term notes in 2007.

•	Adjustments/true-ups related to income taxes reduced earnings by $0.06 per share.

•
Other expenses were $0.11 per share lower compared to the same period last year.  Lower employee compensation and benefits and professional fees contributed $0.06 per share.  Other taxes, depreciation expense, and generation maintenance work collectively were $0.07 per share lower.  Offsetting this amount was $0.02 per share of higher expenses related to capacity contracts.

•	The 2007 conversion of shares of ESOP preferred stock to shares of common stock resulted in a $0.01 per share dilution.

•
AFUDC, primarily associated with the Rodemacher Unit 3 project, contributed an additional $0.48 per share as compared to the first nine months of 2007.  The equity portion of AFUDC associated with the Rodemacher Unit 3 project was up $0.41 per share, while the debt portion of AFUDC contributed $0.07 per share.

Cleco Midstream Resources’ results for Nine Months ended Sept. 30, 2008, excluding the 2007 gains from the Calpine bankruptcy claim, net and Acadia settlement, net of impairment on investment – up $0.08 per share year over year

Excluding the 2007 gains from the Calpine bankruptcy claim and the Acadia settlement, net of impairment of investment of $1.22 per share, Acadia had lower losses of $0.08 per share largely due to $0.11 per share of lower interest paid to the holding company.  This was partially offset by $0.03 per share related to the break-up fee paid to APH in 2007 related to the sale of Calpine’s interest in Acadia.  Evangeline was down $0.02 per share primarily due to higher maintenance expenses.  Lower administrative and other miscellaneous expenses added $0.02 per share in the year-to-year comparison.

Other
Corporate earnings decreased $0.15 per share in the year-to-year comparison.  Of that, $0.11 per share was due to lower affiliate interest income received from Acadia, $0.03 per share was related to decreases in cash surrender values of corporate life insurance policies, and $0.05 per share was related to lower interest income from temporary investments and higher taxes.  Partially offsetting these decreases were $0.02 per share of lower interest expense due to the payoff of $100 million of senior corporate notes in May 2008, $0.01 per share from the absence of the 2007 Federal Energy Regulatory Commission penalty, and $0.01 per share due to the absence of preferred dividends previously paid on shares of preferred stock converted to shares of common stock.

Earnings Guidance
“With the planned fall outage at Evangeline, we are maintaining our 2008 earnings target in the range of $1.60 to $1.70 per share,” said Madison.  “Those targets assume 2008 capital expenditures of about $265 million on the Rodemacher Unit 3 project (including AFUDC), normal weather for the remainder of the year, and the continuation of our current rate plan.  Cleco Midstream earnings targets, in addition to the planned fall

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outage at Evangeline, assume continued performance by Evangeline’s tolling counterparty and assumptions about Acadia’s plant operations and market conditions.”

Strategic Update
“In September, Hurricanes Gustav and Ike caused widespread damage and outages across our service territory.  Once again, our emergency plan preparation, our crews, and outside help enabled us to quickly restore power,” said Madison.

Cleco Power estimates its storm costs from Gustav and Ike to be approximately $85 million.  The LPSC has approved the company’s request to capitalize approximately $45 million of this estimate and take the remaining $40 million in O&M expenses from the company’s storm damage cost reserve, leaving approximately $19 million in the reserve for future storm damage.  The capital expenditures are expected to be funded significantly by the storm-related tax benefits.

“We are less than 12 months away from the commercial operation date of our Rodemacher Unit 3 project,” said Madison.  “You may recall, Cleco Power signed an amendment to the Engineering, Procurement and Construction contract with the contractor moving the substantial completion date from September 30, 2009, to June 30, 2009.  Nevertheless, there is still much to do with regard to startup of the unit.”

“As our Rodemacher Unit 3 project nears completion, we also are working with the LPSC to implement our new rate plan proposal so our new rates go into effect when the unit comes on-line,” said Madison.  “The plan we’re proposing allows us to recover the $1 billion capital cost of the project, cover our increased business costs, and still lower customers’ bills.  A decision from the LPSC is expected in May 2009.”

“As to the 2007 long-term request for proposal (RFP) for up to 600 megawatts of additional capacity, our goal is to have an agreement in hand by the end of the year or the first part of 2009,” said Madison.  “We will then file for approval with the LPSC.  This RFP will help us secure the additional capacity we will need after Rodemacher Unit 3 begins commercial operations.”

“Finally, Cleco Power and two of our neighboring utilities have signed a memorandum of understanding to upgrade our interconnected transmission systems in south Louisiana,” said Madison.  “The joint project will greatly improve electric service reliability and is anticipated to go before the LPSC for approval in the first quarter of 2009.”

Cleco management will discuss the company’s third-quarter 2008 results during a conference call scheduled for 11 a.m. EST (10 a.m. CST) Thursday, Nov. 6, 2008.  The call will be broadcast live on the Internet.  A replay will be available for 12 months.  Investors may access the webcast through the company’s Web site at www.cleco.com by selecting “For Investors” and then “Cleco Corporation Third-Quarter 2008 Earnings Conference Call.”

Cleco Corp. is a regional energy company headquartered in Pineville, La.  It operates a regulated electric utility company that serves 273,000 customers across Louisiana.  Cleco also operates a wholesale energy business with approximately 1,350 megawatts of nameplate generating capacity.  For more information about Cleco, visit www.cleco.com.

Financial tables follow:

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CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (UNAUDITED)
For the three months ended Sept. 30,	2008	2007

Operating revenue
Electric operations	$333,936	$300,862
Other operations	7,004	9,238
Affiliate revenue	2,735	1,591
Operating revenue	343,675	311,691
Operating expenses
Fuel used for electric generation	93,717	97,863
Power purchased for utility customers	150,502	108,649
Other operations	24,822	23,454
Maintenance	10,754	10,205
Depreciation	19,283	19,739
Taxes other than income taxes	9,033	10,620
Total operating expenses	308,111	270,530
Operating income	35,564	41,161
Interest income	1,669	2,873
Allowance for other funds used during construction	17,786	9,552
Equity income from investees	9,662	27,726
Other income	937	28,402
Other expense	(2,276)	(1,284)
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	20,619	13,752
Allowance for borrowed funds used during construction	(4,923)	(3,444)
Total interest charges	15,696	10,308
Income before income taxes	47,646	98,122
Federal and state income tax expense	10,513	30,077
Net income	37,133	68,045
Preferred dividends requirements, net of tax	12	12
Net income applicable to common stock	$37,121	$68,033

Average shares of common stock outstanding
Basic	60,031,962	59,669,692
Diluted	60,291,616	59,947,916
Basic earnings per share
From continuing operations	$0.62	$1.14
Net income applicable to common stock	$0.62	$1.14
Diluted earnings per share
From continuing operations	$0.62	$1.13
Net income applicable to common stock	$0.62	$1.13
Cash dividends paid per share of common stock	$0.225	$0.225

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CLECO CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Thousands, except share and per share amounts) (UNAUDITED)
For the nine months ended Sept. 30,	2008	2007

Operating revenue
Electric operations	$803,397	$765,791
Other operations	29,826	26,478
Affiliate revenue	7,790	4,673
Operating revenue	841,013	796,942
Operating expenses
Fuel used for electric generation	162,140	204,671
Power purchased for utility customers	392,245	308,388
Other operations	69,958	74,493
Maintenance	35,456	35,386
Depreciation	57,970	59,827
Taxes other than income taxes	27,320	30,286
Gain on sale of assets	(99)	-
Total operating expenses	744,990	713,051
Operating income	96,023	83,891
Interest income	4,544	8,030
Allowance for other funds used during construction	46,462	21,715
Equity income from investees	2,723	97,608
Other income	1,094	28,644
Other expense	(4,322)	(2,536)
Interest charges
Interest charges, including amortization of debt expenses, premium and discount, net of capitalized interest	49,884	41,786
Allowance for borrowed funds used during construction	(14,526)	(7,502)
Total interest charges	35,358	34,284
Income before income taxes	111,166	203,068
Federal and state income tax expense	22,573	63,187
Net income	88,593	139,881
Preferred dividends requirements, net of tax	35	446
Net income applicable to common stock	$88,558	$139,435

Average shares of common stock outstanding
Basic	59,975,190	58,914,141
Diluted	60,146,501	59,717,636
Basic earnings per share
From continuing operations	$1.48	$2.35
Net income applicable to common stock	$1.48	$2.35
Diluted earnings per share
From continuing operations	$1.47	$2.34
Net income applicable to common stock	$1.47	$2.34
Cash dividends paid per share of common stock	$0.675	$0.675

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CLECO CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (UNAUDITED)
	At Sept. 30, 2008	At December 31, 2007
Assets
Current Assets
Cash and cash equivalents	$77,392	$129,013
Accounts receivable, net	100,990	87,983
Other current assets	228,779	188,520
Total Current Assets	407,161	405,516
Property, plant and equipment, net	1,982,008	1,725,880
Equity investment in investees	257,613	258,101
Prepayments, deferred charges and other	449,039	317,126
Total Assets	$3,095,821	$2,706,623
Liabilities
Current Liabilities
Long-term debt due within one year	$63,546	$100,000
Accounts payable	166,143	129,946
Other current liabilities	133,763	127,521
Total Current Liabilities	363,452	357,467
Deferred credits and other liabilities	677,915	568,684
Long-term debt, net	992,869	769,103
Total Liabilities	2,034,236	1,695,254
Shareholders’ Equity
Preferred stock	1,029	1,029
Common shareholders’ equity	1,069,176	1,018,731
Accumulated other comprehensive loss	(8,620)	(8,391)
Total Shareholders’ Equity	1,061,585	1,011,369
Total Liabilities and Shareholders’ Equity	$3,095,821	$2,706,623

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Please note:  In addition to historical financial information, this news release contains forward-looking statements about future results and circumstances, including, without limitation, statements regarding the Rodemacher Unit 3 project and earnings guidance.  There are many risks and uncertainties with respect to such forward-looking statements, including the weather and other natural phenomena, state and federal legislative and regulatory initiatives, the timing and extent of changes in commodity prices and interest rates, the operating performance of Cleco Power’s and Cleco Midstream’s facilities, the financial condition of the company’s tolling agreement counterparty, the performance of the tolling agreement by such counterparty, construction and operational startup of Rodemacher Unit 3, the continuation of the existing rate plan, the outcome of Cleco Power’s rate case, the results of Cleco Power’s long-term RFP, the implementation of the south Louisiana joint transmission project, the impact of the global financial and credit crisis, and other risks and uncertainties more fully described in the company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Actual results may differ materially from those indicated in such forward-looking statements.